Exhibit 23.1






                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our reports and to all references to our firm in this Form 8-K/A, and to the incorporation of our reports included in this Form 8-K/A into the Company's previously filed Registration Statement File Nos. 333-03512, 333-24735 and 333-58584.


Semple & Cooper, LLP
Phoenix, Arizona

June 28, 2002